UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2022

Apollo Asset Management, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35107	20-8880053
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9 West 57th Street, 43rd Floor

New York, New York 10019

(Address of principal executive offices) (Zip Code)

(212) 515-3200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
6.375% Series A Preferred Stock	AAM.PR A	New York Stock Exchange
6.375% Series B Preferred Stock	AAM.PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 7, 2022, the Board of Directors of Apollo Asset Management, Inc. (“AAM”) and the sole common stockholder of AAM each approved an amendment (the “Amendment”) to AAM’s second amended and restated certificate of incorporation that (i) decreased the number of AAM’s authorized shares of common stock from two hundred sixty million (260,000,000) to forty million (40,000,000), (ii) changed the par value of each share of common stock of AAM from $1.00 per share to $.00001 per share, and (iii) effectuated a reverse split of AAM’s common stock, whereby each issued share of AAM common stock immediately prior to such reverse split was reclassified into 0.0000040177318739233 shares of AAM common stock (the “Reverse Stock Split”). As a result of the Reverse Stock Split, AAM’s issued and outstanding shares of common stock decreased from 248,896,649 to 1,000.

The provisions of the Amendment, including the Reverse Stock Split, became effective upon the filing of the Amendment with the Delaware Secretary of State on February 7, 2022

The above description of the Amendment, including the Reverse Stock Split, is a summary of the material terms thereof and is qualified in its entirety by reference to the Amendment a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of Apollo Asset Management, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO ASSET MANAGEMENT, INC.

Date: February 11, 2022	By:	/s/ Jessica L. Lomm
Name: Jessica L. Lomm
Title: Vice President and Secretary

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